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                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made and entered into as of September 29, 1998 by and among Quanta Services, Inc., a Delaware corporation (the "Company"), Joint Energy Development Investments II Limited Partnership, a Delaware limited partnership ("JEDI"), and Enron Capital & Trade Resources Corp., a Delaware corporation ("ECT").

         This Agreement is made pursuant to the Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of even date herewith, by and among the Company, ECT and JEDI. In order to induce ECT and JEDI to enter into the Securities Purchase Agreement, the Company has agreed to provide the registration and other rights set forth in this Agreement. Pursuant to the Securities Purchase Agreement, ECT and JEDI will acquire the Convertible Promissory Notes (the "Notes") which will entitle ECT and JEDI to convert the Notes into shares of Common Stock, par value $.00001 per share, of the Company. The execution and delivery of this Agreement shall occur contemporaneously with the Closing (as defined in the Securities Purchase Agreement).

         The parties agree as follows:

                                    ARTICLE I

         Section 1.01. Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Securities Purchase Agreement. The terms set forth below are used herein as so defined:

         "Commission" has the meaning specified therefor in Section 1.02 of this Agreement.

         "Common Stock" means the common stock, par value $.00001 per share of the Company.

         "Conversion Shares" means the shares of Common Stock issuable on conversion of the Notes.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Holder" means the record holder of any Registrable Securities.

         "Inspector" has the meaning specified therefor in Section 2.03 of this Agreement.


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         "Losses" has the meaning specified therefor in Section 2.08 of this
Agreement.

         "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

         "Records" has the meaning specified therefor in Section 2.03 this Agreement.

         "Registrable Securities" means the Conversion Shares and any other shares of Common Stock acquired by ECT and JEDI pursuant to Section 2.06 of the Securities Purchase Agreement until such time as such securities cease to be Registrable Securities pursuant to Section 1.02 hereof.

         "Requesting Holder(s)" has the meaning specified therefor in Section
2.01 this Agreement.

         "Request Notice" has the meaning specified therefor in Section 2.01 this Agreement.

         "Registration Statement" has the meaning specified therefor in Section
2.01 of this Agreement.

         "Securities Act" has the meaning specified therefor in Section 1.02 this Agreement.

         "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a Registration Statement (as defined herein).

         "Voting Securities" has the meaning specified therefor in Section 2.01 this Agreement.

         Section 1.02. Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (i) a Registration Statement (as defined in Section 2.01(b)) covering such Registrable Security has been declared effective by the Securities and Exchange Commission (the "Commission") and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement; (ii) such Registrable Security is disposed of pursuant to Rule 144 (or any similar provision then in force) under the Securities Act of 1933, as amended (the "Securities Act"); (iii) such Registrable Security is eligible to be, and at the time of determination can be, disposed of pursuant to paragraph (k) of Rule 144 (or any similar provision then in force) under the Securities Act; or (iv) such Registrable Security is held by the Company or one of its subsidiaries.


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                                   ARTICLE II

         Section 2.01. Demand Registration. (a) After the expiration of 180 days after the Closing Date, any Holder or Holders who collectively Beneficially Own at least 20% of the Registrable Securities may request (a "Request Notice") the Company to register under the Securities Act all or any portion of the Registrable Securities that are held by such Holder or Holders (collectively, the "Requesting Holder") for sale in the manner specified in the Request Notice.

         (b) Promptly following receipt of a Request Notice, the Company shall notify each Holder (except the Requesting Holder) of the receipt of a Request Notice and shall use its commercially reasonable efforts to file a registration statement under the Securities Act (each such registration statement is hereinafter referred to as a "Registration Statement") effecting the registration under the Securities Act, for public sale in accordance with the method of disposition specified in such Request Notice, of the Registrable Securities specified in the Request Notice (and in any notices that the Company receives from other Holders no later than the 15th day after receipt of the notice sent by the Company) (such other Holders and the Requesting Holder are hereinafter referred to as the "Requesting Holders"). If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of the Requesting Holders holding a majority of the Registrable Securities to be registered, which approval shall not be withheld unreasonably. The Company shall be obligated to register Registrable Securities pursuant to this Section 2.01 on two occasions only.

         (c) If the Company has received a Request Notice, whether or not a Registration Statement with respect thereto has been filed or has become effective, and furnishes to the Requesting Holders a copy of a resolution of the Board of Directors of the Company certified by the Secretary of the Company stating that in the good faith judgment of the Board of Directors it would not be in the best interest of the Company's stockholders for such Registration Statement (A) to be filed on or before the date such filing would otherwise be required hereunder, or (B) to become effective because such action (x) would materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, (y) would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (z) the Company is unable to comply with requirements of the Commission, the Company shall have the right, but not more than once in any calendar year with respect to any Request Notice, to defer such filing or effectiveness for such period as may be reasonably necessary (which period shall not, in any event, exceed ninety days from the date the response period for Holders pursuant to Section 2.01(b) expires).



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         (d) The Company shall be entitled to include in any Registration
Statement filed pursuant to this Section 2.01, for sale in accordance with the method of disposition specified by the Requesting Holder, securities of the Company entitled to vote generally in the election of directors (or any securities convertible into or exchangeable for or exercisable for the purchase of securities so entitled generally to vote in the election of directors) (collectively, "Voting Securities") to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would materially jeopardize the successful marketing of the Registrable Securities to be sold. Any Person other than a Holder (the "Other Holders") entitled to piggy-back registration rights with respect to a Registration Statement filed pursuant to this Section 2.01 may include Voting Securities of the Company with respect to which such rights apply in such Registration Statement for sale in accordance with the method of disposition specified by the Requesting Holder, except and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering) such inclusion would materially jeopardize the successful marketing of the Registrable Securities to be sold. Except as provided in this subsection (d) and in Section 2.05, the Company will not effect any other registration of its Voting Securities (except with respect to Registration Statements on Form S-4 or S-8 or any forms succeeding thereto for purposes permissible under such forms as of the date hereof or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders or such other registration statements (i) for the resale of shares issued pursuant to an employee stock ownership trust or other benefit plan of a business acquired in an Acquisition or (ii) in connection with non-underwritten resales of securities issued to owners of a business acquired in an Acquisition), whether for its own account or that of any Other Holder, from the date of receipt of a Request Notice requesting the registration of an underwritten public offering until the completion or abandonment of the distribution by the underwriters of all securities thereunder.

         From and after the date of this Agreement and until no Registrable Securities remain outstanding, the Company shall not grant any demand registration rights to any Person unless such rights are expressly made subject to the right of Holders to include an equal number of shares of the Registrable Securities along with the other Person's shares in any registration relating to an underwritten public offering with respect to which, in the opinion of the managing underwriter, the inclusion of all shares requested to be registered by all Persons holding registration rights, would materially jeopardize the successful marketing of the securities (including the Registrable Securities) to be sold.

         Section 2.02. Piggy-Back Registration. If the Company proposes to register any Voting Securities under the Securities Act for sale to the public for cash, whether for its own account or for the account of Other Holders or both (except with respect to Registration Statements on Forms S-4 or S-8 or any forms succeeding thereto for purposes permissible under such forms as of the date


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hereof or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders), each such time it will give written notice to all Holders of its intention to do so no less than 20 days prior to the anticipated filing date. Upon the written request of any Holder received by the Company no later than the 15th day after receipt by such Holder of the notice sent by the Company, to register, on the same terms and conditions as the securities otherwise being sold pursuant to such registration, any of its Registrable Securities (which request shall state the intended method of disposition thereof), the Company will use its commercially reasonable efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the Registration Statement proposed to be filed by the Company, on the same terms and conditions as any similar securities included therein, all to the extent requisite to permit the sale or other disposition by each Holder (in accordance with its written request) of such Registrable Securities so registered; provided, however, that the Company may at any time, in its sole discretion and without the consent of any Holder, abandon the proposed offering in which any Holder had requested to participate. The number of Registrable Securities to be included in such a registration may be reduced or eliminated if and to the extent, in the case of an underwritten offering, the managing underwriter shall render to the Company its opinion that such inclusion would materially jeopardize the successful marketing of the securities (including the Registrable Securities) proposed to be sold therein; provided, however, that (a) in the case of a Registration Statement filed pursuant to the exercise of demand registration rights of any Other Holders, priority shall be given first to the Other Holders demanding such registration, then to the Holders, then to the Company and then to Other Holders (other than the Other Holders demanding such registration) and (b) in the case of a Registration Statement the filing of which is initiated by the Company, priority shall be given (A) first to the Company, then (B) such priority shall be given equally to (x) the Other Holders (exercising their piggy back registration rights) and (y) the Holders.

         From and after the date of this Agreement and until no Registrable Securities remain outstanding, the Company shall not grant any piggy-back registration rights to any Person unless such rights are expressly made subject to the prior right of Holders to include their Registrable Securities on a pro-rata basis in any registration relating to an underwritten public offering with respect to which, in the opinion of the managing underwriter, the inclusion in the offering of all shares requested to be registered by all Persons holding registration rights would materially jeopardize the successful marketing of the securities (including the Registrable Securities) to be sold. In the event that the number of Registrable Securities to be included in a registration is to be reduced as provided above, within 10 days after receipt by each Holder proposing to sell Registrable Securities pursuant to the registered offering of the opinion of such managing underwriter, all such Selling Holders may allocate among themselves the number of shares of such Registrable Securities which such opinion states may be distributed without adversely affecting the distribution of the securities covered by the Registration Statement, and if such Holders are unable to agree among


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themselves with respect to such allocation, such allocation shall be made in proportion to the respective numbers of shares specified in their respective written requests.

         Section 2.03. Registration Procedures. If and whenever the Company is required pursuant to this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

         (a) prepare and file as promptly as reasonably possible with the Commission a Registration Statement, on a form available to the Company, with respect to such securities (which filing shall be made within 30 days after the receipt by the Company of a Request Notice) and use its commercially reasonable efforts to cause such Registration Statement to become and remain effective for the period of the distribution contemplated thereby (determined pursuant to subparagraph (g) below);

         (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the distribution period (determined pursuant to subparagraph (g) below) and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

         (c) furnish to each Selling Holder and to each underwriter such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission) as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

         (d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request, provided that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

         (e) immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact


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required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and as promptly as practicable amend or supplement the prospectus or take other appropriate action so that the prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

         (f) in the case of an underwritten public offering, furnish upon request, (i) on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such Registration Statement, an opinion of counsel for the Company dated as of such date and addressed to the underwriters and to the Selling Holders, stating that such Registration Statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the Registration Statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder of the Commission (except that such counsel need express no opinion as to the financial statements, or any expertized schedule, report or information contained or incorporated therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters, and (ii) on the effective date of the Registration Statement and on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such Registration Statement, a letter dated such dates from the independent accountants retained by the Company, addressed to the underwriters and, if available, to the Selling Holders, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company and the schedules thereto that are included or incorporated by reference in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable requirements of the Securities Act and the published rules and regulations thereunder, and such letter shall additionally address such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) included in the Registration Statement in respect of which such letter is being given as the underwriters may reasonably request;

         (g) make available for inspection by one representative of the Selling Holders, designated by a majority thereof, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such representative of the Selling Holders or underwriter (the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement, provided, however, that with respect to any Records that are confidential, the Inspectors shall take such action as the Company may


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reasonably request in order to maintain the confidentiality of the Records. For purposes of subsections (a) and (b) above with respect to demand registration only, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until the earlier of (a) the date each underwriter has completed the distribution of all securities purchased by it or (b) the date ninety (90) days subsequent to the effective date of such registration statement, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or one year;

         (h) use its commercially reasonable efforts to keep effective and maintain for the period specified in subparagraph (g) a registration, qualification, approval or listing obtained to cover the Registrable Securities as may be necessary for the Selling Holders to dispose thereof and shall from time to time amend or supplement any prospectus used in connection therewith to the extent necessary in order to comply with applicable law;

         (i) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities; and

         (j) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

         Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 2.03, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.03 or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company's expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice, the time periods mentioned in subsection (g) of this
Section 2.03 shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each Selling Holder shall have received the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.03 hereof or the notice that they may resume use of the prospectus.


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         In connection with each registration hereunder with respect to an underwritten public offering, the Company and each Selling Holder agrees to enter into a written agreement with the managing underwriter or underwriters selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between underwriters and companies of the Company's size and investment stature.

         Section 2.04 Cooperation by Selling Holders. The Company shall have no obligation to include in such registration statement shares of a Selling Holder who has failed to timely furnish such information which, in the written opinion of counsel to the Company, is reasonably required in order for the registration statement to comply with the Securities Act.

         Section 2.05 Restrictions on Public Sale by Selling Holders of Registrable Securities. To the extent not inconsistent with applicable law, including insurance codes, each Selling Holder of Registrable Securities that is included in a registration statement which registers Registrable Securities pursuant to this Agreement agrees not to effect any public sale or distribution of the issue being registered (or any securities of the Company convertible into or exchangeable or exercisable for securities of the same type as the issue being registered) during the 14 days before, and during the 90-day period beginning on, the effective date of a registration statement filed by the Company (except as part of such registration), but only if and to the extent requested in writing (with reasonable prior notice) by the managing underwriter or underwriters in the case of an underwritten public offering by the Company of securities of the same type as the Registrable Securities, provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the underwriters on the officers or directors or any other stockholder of the Company; and, provided further that to the extent the Selling Holders do not participate in the underwritten public offering, the period of time for which the Company is required to keep any other registration statement which includes Registrable Securities that is effective concurrently with the holdback period described above continuously effective shall be increased by a period equal to such requested holdback period.

         Section 2.06. Restrictions on Public Sale by the Company. To the extent required by an underwriter in an underwritten public offering, the Company agrees not to effect on its own behalf any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days before, and during the 90-day period beginning on, the effective date of any registration statement in which the Selling Holders of Registrable Securities are participating except pursuant to such registration statement or a registration statement on Form S-8 or Form S-4 or such other registration statements for (i) the resale of shares issued pursuant to an employee stock ownership trust or other benefit plan of a business acquired in an Acquisition or (ii) in connection with non-underwritten commitments


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to register the resale of securities issued to owners of a business acquired in an Acquisition. This section applies to demand registration rights only.

         Section 2.07. Expenses.

                  (a) "Registration Expenses" means all expenses incident to the Company's performance under or compliance with this Agreement, including without limitation, all registration and filing fees, blue sky fees and expenses, printing expenses, listing fees, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and reasonable out-of-pocket expenses, , including, without limitation all reasonable expenses incurred directly by the Selling Holders for one legal counsel, but excluding any Selling Expenses. "Selling Expenses" means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.

                  (b) The Company will pay all Registration Expenses in connection with each Registration Statement filed pursuant to this Agreement, whether or not the Registration Statement becomes effective, and the Selling Holders shall pay all Selling Expenses in connection with any Registrable Securities registered pursuant to this Agreement.

         Section 2.08. Indemnification. (a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages or liabilities (including reasonable attorneys' fees) ("Losses"), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses, (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Selling Holder, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information


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furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in such Registration Statement or prospectus.

                  (b) Each Selling Holder agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of such Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

                  (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.08. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  (d) If the indemnification provided for in this Section 2.08 is unavailable to the Company or the Selling Holders or is insufficient to hold them harmless in respect of any Losses,


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



then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of each Selling Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

                                   ARTICLE III

         Section 3.01. Dispute Resolution. Any action, dispute, claim or controversy of any kind now existing or hereafter arising between the Company and a Holder arising out of, pertaining to this Agreement or the transactions contemplated hereby (a "Dispute") shall be resolved by binding arbitration in accordance with the terms hereof. Any party may, by summary proceedings, bring an action in court to compel arbitration of any Dispute. Any arbitration shall be administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Section, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator may be entered in any court having jurisdiction. Any arbitration shall be conducted before a panel of three arbitrators. Such panel shall consist of one person designated by the Company, one designated by the Holder(s) and one designated by their designees. The arbitrators designated by the parties are not required to be neutral. If a party fails to designate an arbitrator within 10 days after the filing of the Dispute with the AAA, or the parties, arbitrators fail to designate a third arbitrator within 30 days after the later of their appointments, such arbitrator shall be appointed by the AAA. An arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. Arbitrators shall be empowered to award sanctions and to take such other actions as they deem necessary, to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. No award by the arbitrators shall assess consequential, punitive or exemplary damages but may assess costs and expenses in a manner deemed equitable. The arbitrators shall make specific written findings of fact and conclusions of law. The decision of the arbitrators shall be final and binding on each party.

         Section 3.02. Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by telecopy, courier service or personal delivery:

                  (a) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 3.02, which address initially is, with respect to JEDI or ECT, the address set forth in the Securities Purchase Agreement, and

                  (b) if to the Company, initially at its address set forth in the Securities Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 3.02.

                  All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and when actually received if delivered to an air courier guaranteeing overnight delivery.

         Section 3.03. Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent holders of Registrable Securities as set forth in
Section 3.12.

         Section 3.04. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

         Section 3.05. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 3.06. Governing Law. The laws of the State of Texas shall govern this Agreement without regard to principles of conflict of laws.

         Section 3.07. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

         Section 3.08. Entire Agreement. This Agreement, together with the Securities Purchase Agreement and the other Basic Documents (as defined in the Securities Purchase Agreement) are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Securities Purchase Agreement. This Agreement, the Securities Purchase Agreement and the other Basic Documents, supersede all prior agreements and understandings between the parties with respect to such subject matter.

         Section 3.09. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

         Section 3.10. Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and by the Holders of a majority of the Registrable Securities.

         Section 3.11. Registrable Securities Held by the Company or Its Affiliates. In determining whether the Holders of the required amount of Registrable Securities have concurred in any direction, amendment, supplement, waiver or consent, Registrable Securities owned by the Company or one of its Affiliates shall be disregarded.

         Section 3.12. Assignment of Rights. The rights of any Holder under this Agreement may be assigned to any Person who acquires at least 10,000 shares of Registrable Securities, which such number of shares shall be subject to equitable adjustment for stock splits, stock dividends paid in shares of Common Stock, or combinations of outstanding shares of Common Stock into a smaller number of shares. Any assignment of registration rights pursuant to this Section
3.12 shall be effective only upon receipt by the Company of written notice from such assigning Holder stating the name and address of any assignee. The rights of an assignee under this Section 3.12 shall be the same rights granted to the assigning Holder under this Agreement. In connection with any such assignment, the term "Holder" as used herein shall, where appropriate to assign the rights and obligations of the assigning Holder hereunder to such assignee, be deemed to refer to the assignee.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                          QUANTA SERVICES, INC.


                          By: /s/ BRAD EASTMAN
                             -----------------------------------
                          Name: Brad Eastman
                               ---------------------------------
                          Title: Vice President and General
                                 Counsel
                                --------------------------------

                          JOINT ENERGY DEVELOPMENT
                          INVESTMENTS II LIMITED PARTNERSHIP

                          By     Enron Capital Management II Limited
                                 Partnership, its General Partner


                                 By Enron Capital II Corp., its General Partner


                                 By: /s/ ROBERT GREER
                                    -----------------------------------
                                 Name: Robert Greer
                                      ---------------------------------
                                 Title: Agent and Attorney-in-Fact
                                       --------------------------------




                          ENRON CAPITAL & TRADE RESOURCES CORP.


                          By: /s/ ROBERT GREER
                             -----------------------------------
                          Name: Robert Greer
                               ---------------------------------
                          Title: Vice President
                                --------------------------------